Exhibit 99.2


                      STATEMENT OF CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350


         In connection with the Form 10-Q of LandAmerica Financial Group, Inc. for the quarter ended September 30, 2002, I, G. William Evans, Chief Financial Officer of LandAmerica Financial Group, Inc., hereby certify pursuant to 18 U.S.C.ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

        (a) such Form 10-Q for the quarter ended September 30, 2002 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

        (b) the information contained in such Form 10-Q for the quarter ended September 30, 2002 fairly presents, in all material respects, the consolidated financial condition and results of operations of LandAmerica Financial Group, Inc. and its subsidiaries as of, and for, the periods presented in such Form 10-Q.



By:      /s/ G. William Evans                        Date:   November 12, 2002
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         G. William Evans
         Chief Financial Officer